UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 11, 2006

Adobe Systems Incorporated

(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As reported in our Quarterly Report on Form 10-Q for the third quarter ended September 1, 2006, filed with the Securities and Exchange Commission on October 11, 2006, we have just concluded a voluntary review of our stock option granting practices covering the period from 1997 to 2006.  Our review earlier this year of executive officer grants uncovered no improper grants to our executive officers. Following this management review, in the fourth quarter of this year, our Board of Directors formed a Special Committee of outside Directors to undertake a broader review of annual non-executive employee option grants. The Special Committee enlisted the assistance of independent legal counsel and an independent accounting firm. The Special Committee uncovered no fraud or intentional wrongdoing. The Special Committee did find certain instances relating to grants made to employees where the list of employees and/or shares allocated to them was not sufficiently definitive for the grant to be deemed final as of the reported grant date.  In other instances, the Special Committee found that adjustments were made to some employee grants after the grant date without a corresponding change to the measurement date. We believe the impact of these instances to be immaterial for each prior year as well as in the aggregate to our expected current fiscal year 2006 results.

In September 2006, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 108 (“SAB 108”). SAB 108 allows for the adjustment of the cumulative effect of prior year immaterial errors in assets and liabilities as of the beginning of the fiscal year, with an offsetting adjustment to the opening balance of retained earnings. We are currently evaluating the potential impacts of adopting SAB 108.  We expect that, under SAB 108, certain historical uncorrected differences related to the instances described above will be corrected for as a cumulative effect adjustment to the opening retained earnings balance as of December 5, 2005. We have not yet completed our analysis, however, we estimate that the expected net reduction to the opening retained earnings balance as of December 5, 2005, will be approximately $25 to $30 million.  We are continuing to evaluate the impact of adopting SAB 108 and, as a result, the actual reduction to the opening retained earning balance as of December 5, 2005 could be different than the $25 to $30 million estimate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: October 11, 2006	By:	/s/ Randy Furr
Randy Furr Executive Vice President and Chief Financial Officer